Confidential

Translation Version Solely for Reference

SHAREHOLDERS’ VOTING RIGHTS PROXY AGREEMENT REGARDING SHANGHAI EWORLDCHINA INFORMATION TECHNOLOGIES CO., LTD. AMONG

WFOE[

SHANGHAI EWORLDCHINA INFORMATION TECHNOLOGIES CO., LTD. LI ZHI GANG AND LI HUI

DATED May 11, 2007

Confidential

SHAREHOLDERS’ VOTING RIGHTS PROXY AGREEMENT

This Shareholders’ Voting Rights Proxy Agreement (the "Agreement") is entered into in Shanghai, the People’s Republic of China (the "PRC") as of May 11, 2007 by and among the following parties:

(1)

(the “WFOE”)

Contact Address: 1088 South Pudong Road, Suite 1603, Shanghai;

(2) Shanghai EworldChina Information Technologies Co., Ltd.

(the “Target Company”)

Contact Address: 1088 South Pudong Road, Suite 1202, Shanghai;

(3) LI ZHI GANG

a PRC citizen (identity card number:

420984197001270018);

(4) LI HUI(

, a PRC citizen (identity card number: 310108198101161539).

(Li Zhi Gang(

and Li Hui

are hereinafter referred to individually as a

"Shareholder" and collectively as the "Shareholders".)

Whereas:

1.	The Shareholders are currently the only shareholders of the Target Company, legally holding all the equity interest in the Target Company;

2.	The Shareholders intend to respectively entrust individuals designated by the WFOE to exercise their voting rights in respect of the Target Company and the WFOE consents to designate such individuals for the entrustment hereunder.

Upon friendly consultations, the parties hereby agree as follows:

Article 1 Voting Rights Entrustment

1.1	The Shareholders hereby irrevocably undertake that they shall execute a Power of Attorney upon the execution of this Agreement, entrusting Mr. Jin Jiafeng (Identity Card No.: 310103197302062418, the “Proxy”) to exercise the following rights entitled to them respectively as the shareholders of the Target Company subject to the PRC laws and pursuant to the then effective articles of association of the Target Company (collectively the "Entrusted Rights"):

(1)	Attending shareholders’ meetings of the Target Company as proxy of the Shareholders;

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(2)	Exercising voting rights on behalf of the Shareholders on all issues (including but not limited to appointment and election of the directors, general managers and other senior management of the Target Company) required to be discussed and resolved by the shareholders’ meeting;

(3)	Proposing to convene extraordinary shareholders’ meetings;

(4)	Any voting rights of shareholders stipulated by law, and

(5)	Other voting rights of Shareholders under the articles of association of the Target Company (including such other voting rights of shareholders as provided after amendment to such articles of association).

1.2	The precondition of the above authorization and entrustment is that the Proxy is a PRC citizen and the WFOE consents to such authorization and entrustment.

When and only when a written notice is issued by the WFOE to the Shareholders with respect to the removal of the Proxy, the Shareholders shall immediately revoke the entrustment to the existing Proxy hereunder, and entrust any other PRC citizen then designated by the WFOE to exercise the Entrusted Rights in accordance with this Agreement, and the new Power of Attorney shall supersede the previous one once it is executed. Except for the above circumstances, the Shareholders shall not revoke the authorization and entrustment to the Proxy.

1.3	The Proxy shall perform the entrusted obligations lawfully with diligence and duty of care pursuant to the laws and provisions of the articles of associations of the Target Company within the authorization scope hereunder, and ensure that the convening procedures of the meeting, voting method and content of the relevant shareholders’ meeting will not contravene the laws, administrative regulations or the articles of association of the Target Company; the Shareholders shall acknowledge and be liable to any legal consequences arising from the Proxy’s exercise of the aforesaid Entrusted Rights.

1.4	The Shareholders hereby acknowledge that prior consultation with the Shareholders by the Proxy when exercising the aforesaid Entrusted Rights is not necessary, unless otherwise stipulated by the PRC laws. However, the Proxy shall inform the Shareholders in a timely manner of any resolution or proposal on convening an extraordinary shareholders’ meeting after such resolution or proposal is made.

Article 2 Right to Information

For the purpose of exercising the Entrusted Rights hereunder, the Proxy is entitled to have access to the information concerning the Target Company’s operation, business,

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clients, finance, staff, etc., and to review relevant materials in connection with the Target Company (including but not limited to, any books, statements, contracts, internal correspondences, all the minutes of board meetings and other documents relating to the financial, business and operation status). The Target Company shall fully cooperate in this regard.

Article 3 Exercise of Entrusted Rights

3.1	The Shareholders shall provide sufficient assistance to the Proxy for his or her exercise of the Entrusted Rights, including prompt execution of the resolutions of the shareholders’ meeting of the Target Company prepared by the Proxy or other relevant legal documents when necessary (e.g., when the submission of such documents is necessary for the approval of, registration or filing with governmental authorities).

3.2	If at any time within the term of this Agreement, the entrustment or exercise of the Entrusted Rights hereunder is unenforceable for any reason (except for the default by a Shareholder or the Target Company), the parties shall immediately seek the alternative plan which is most similar to the unenforceable provision and, if necessary, enter into supplementary agreement to amend or adjust the provisions herein, so as to ensure the fulfilment of the purpose hereof.

Article 4 Exemption and Indemnification

The Target Company and the Shareholders agree to hold the WFOE and the Proxy harmless and compensate the WFOE and the Proxy for all losses suffered or likely to be suffered by them in connection with the Proxy’s exercise of the Entrusted Rights, including but not limited to, any loss resulting from any litigation, demand, arbitration or claim initiated by any third party against them, and any loss resulting from administrative investigation or penalty by governmental authorities. However, losses suffered as a result of the intentional misconduct or gross negligence of the WFOE or the Proxy shall not be indemnified.

Article 5 Representations and Warranties

5.1	The Shareholders hereby severally and jointly represent and warrant as follows:

	5.1.1	the Shareholders are PRC citizens with full capacity and with full and independent legal status and legal capacity, and may sue and be sued as an independent party;

	5.1.2	the Shareholders have full power and authority to execute and deliver this Agreement and all the other documents to be entered into by them which are related to the transaction contemplated

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hereunder, and have full power and authority to consummate such transaction.

5.1.3	this Agreement shall be legally and duly executed and delivered by the Shareholders and shall be legally binding upon and enforceable against them in accordance with the terms herein.

5.1.4	the Shareholders are registered legal shareholders of the Target Company as of the effective date hereof, and except the rights created by this Agreement, the Equity Pledge Agreement between the Shareholders and the WFOE and the Exclusive Equity Transfer Option Agreement among the Shareholders, the Target Company and the WFOE, there is no third party right on the Entrusted Rights.

Pursuant to this Agreement, the Proxy is able to completely and fully exercise the Entrusted Rights in accordance with the PRC laws and the then effective articles of association of the Target Company.

5.2	The WFOE and the Target Company hereby severally represent and warrant as follows:

	5.2.1	each of them is a limited liability company duly registered and validly existing under the PRC laws, with an independent corporate legal person status, and has full and independent legal status and legal capacity to execute, deliver and perform this Agreement and may sue and be sued as an independent party.

	5.2.2	each of them has the full internal power and authority to execute and deliver this Agreement and all the other documents to be entered into by it related to the transaction contemplated hereunder, and has the full power and authority to consummate such transaction hereunder.

5.3	The Target Company further represents and warrants that the Shareholders are the only registered legal shareholders of the Target Company as of the effective date of this Agreement. Pursuant to this Agreement, the Proxy is able to completely and fully exercise the Entrusted Rights in accordance with the PRC laws and the then effective articles of association of the Target Company.

5.4	The parties hereby confirm that in accordance with the terms and conditions of the Equity Pledge Agreement dated May 11, 2007 entered into among the Shareholders and the WFOE, the Shareholders have pledged to the WFOE the equity respectively held by them in the Target Company to guarantee the performance of obligations hereof by the Shareholders and the Target Company.

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Article 6 Term of Agreement

6.1	Subject to the provisions of Article 6.2 hereof, this Agreement is formed and effective on the date of due execution by all the parties hereto, and shall be effective during the existing period of WFOE and the Target Company, unless it is early terminated by written agreement of all the parties or in accordance with the provisions in Aricle 8.1 hereof.

6.2	In the event that a Shareholder transfers all of the equity interest held by him or her in the Target Company with the prior consent of the WFOE, such Shareholder shall no longer be a party hereto, however, the obligations and commitments of other parties hereunder shall not be adversely affected.

Article 7 Notice

7.1	Any notice, request, demand and other correspondences required by or made in accordance with this Agreement shall be in writing and delivered to the relevant party.

7.2	The above notice or other correspondences shall be deemed as delivered (i) upon delivery when it is transmitted by facsimile, or (ii) upon handed over to the receiver when it is delivered in person, or (iii) upon the fifth (5) day after posting when it is delivered by mail.

Article 8 Default Liability

8.1	The parties agree and acknowledge that, if any party (the "Defaulting Party") breaches substantially any of the provisions herein or fails substantially to perform any of the obligations hereunder, such breach or failure shall constitute a default under this Agreement (the "Default"). In such event any of the other parties without default (the "Non-defaulting Party") shall be entitled to require the Defaulting Party to rectify such Default or take remedial measures within a reasonable period. If the Defaulting Party fails to rectify such Default or take remedial measures within such reasonable period or within ten (10) days of receiving the written notice of the Non-defaulting Party thereof, the Non-defaulting Party shall be entitiled to decide, at its own discretion: (1) to terminate this Agreement and require the Defaulting Party to indemnify all the damages, or (2) to demand the Defaulting Party to continue the performance of the obligations hereunder as well as to require the Defaulting Party to indemnify all the damages.

8.2	Notwithstanding any other provisions herein, the effectiveness of this Article shall survive the suspension or termination of this Agreement.

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Article 9 Miscellaneous

9.1	This Agreement is made in Chinese languages in four (4) counterparts with each party retaining one (1) copy thereof.

9.2	The execution, effectiveness, performance, amendment, interpretation and termination of this Agreement shall be governed by the PRC laws.

9.3	Any disputes arising from and in connection with this Agreement shall be settled through consultations among the parties, and if the parties fail to reach an agreement regarding such disputes within thirty (30) days after their occurrence, such disputes shall be submitted to China International Economic and Trade Arbitration Commission Shanghai Commission for arbitration in Shanghai in accordance with the arbitration rules thereof, and the arbitration award shall be final and binding on all the parties.

9.4	Any rights, powers and remedies entitled to any party by any provision herein shall not preclude any other rights, powers and remedies entitled to such party in accordance with laws and other provisions under this Agreement, and a party’s exercise of any of its rights, powers and remedies shall not preclude its exercise of other rights, powers and remedies by such party.

9.5	The failure to or delay by a party in exercise of any of its rights, powers and remedies hereunder or in accordance with laws (the "Such Rights") shall not constitute a waiver thereof, nor shall any single or partial waiver of Such Rights preclude exercise of the same by such party in other manner and the exercise of other Such Rights.

9.6	The headings of the articles herein are for reference only, and in no circumstances shall such headings be used in or affect the interpretation of the provisions hereof.

9.7	Each provision contained herein shall be severable and independent from other provisions. If at any time one or several articles herein shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of other provisions herein shall not be affected thereby.

9.8	Any amendments or supplements to this Agreement shall be in writing and shall become effective upon due execution by the parties hereto.

9.9	The Target Company and the Shareholders shall not assign any of their rights and/or obligations hereunder to any third parties without the prior written consent from the WFOE. The WFOE shall be entitled to transfer any of its rights and/or obligations hereunder to any third parties assigned by it upon the

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notifying the Shareholders and the Target Company and to the extent not violating the PRC laws..

9.10 This Agreement shall be binding on the lawful successors of the parties.

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Signature Page

IN WITNESS WHEREOF, the parties have caused this Shareholders’ Voting Rights Proxy Agreement to be executed as of the date and in the place first set forth above.

WFOE[
(Company chop) By: _____________ Name: Position: Authorized Representative

Shanghai EworldChina Information Technologies Co., Ltd.

(Company chop) By: _____________ Name: Position: Authorized Representative

LI ZHI GANG

Signature:
_____________

LI HUI(

Signature:
_____________

WFOE&EworldChina Proxy Agreement